Exhibit 3.9

ARTICLES OF INCORPORATION
OF

THOMPSON CREEK METALS COMPANY

The undersigned., who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Colorado Business Corporation Act as amended and adopts the following Articles of Incorporation:

FIRST: The name of the corporation is Thompson Creek Metals Company.

SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

THIRD: (a) The aggregate number of shares of stock which the corporation shall have authority to issue is 22,000,000 shares consisting of 20,000,000 shares of common stock, $.01 par value per share, and 2,000,000 shares of preferred stock, $.01 par value per share. The board of directors of the corporation is expressly authorized to determine the designations, rates, privileges, restrictions, rights and conditions of the preferred stock, including, without limitation, the dividend rates, conversion rights, preemptive rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any future series of preferred stock, the number of shares constituting such series and the designation thereof, without any vote or action by the corporation’s shareholders. The shares of class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent voting rights are established with respect to the preferred stock or any additional voting group or groups which may hereafter be established in accordance with the Colorado Business Corporation Act. The shares of common stock shall also be entitled to receive the net assets of the corporation upon dissolution.

(b)           Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

(c)           Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders a majority of the shares of a voting group entitled· to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

(d)           The affirmative vote of the holders of at least 75% of the voting power of all of the shares of the corporation entitled to vote shall be required to amend or repeal the corporation’s bylaws. The affirmative vote of 60% or more of the corporation’s entire board of directors shall be required to amend or repeal the corporation’s bylaws.

FOURTH: (a) The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number. then by resolution adopted from time to time by the board of directors. One director shall constitute the initial board of directors. The following person is elected to serve as the corporation’s initial director until the Reorganization (as defined below) or until his successor is duly elected and qualified:

Name	Address

F. Steven Mooney	945 West Kenyon Avenue Englewood, Colorado 80110

(b)           It is intended that the corporation will become a holding company by acquiring all of the issued and outstanding stock of Thompson Creek Mining Company, Galena Investment Company and Stanford Investment Company. The closing of the acquisition of stock of such entities by the corporation is referred to herein as the “Reorganization”. As of the date of the Reorganization, the directors of the corporation shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders after the Reorganization, the term of office of the second class to expire at the second annual meeting of shareholders after the Reorganization and the term of office of the third class to expire at the third annual meeting of shareholders following the Reorganization. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

FIFTH: The street address of the initial registered office of the corporation is 945 West Kenyon Avenue, Englewood, Colorado 80110. The name of the initial registered agent of the corporation at such address is Vicki P. Byrne.

SIXTH: The address of the initial principal office of the corporation is 945 West Kenyon Avenue, Englewood, Colorado 80110.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

(a)           Conflicting Interest Transactions.  As used in this paragraph, “conflicting interest transaction” means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or

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officer or bas a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or bas a financial interest. To the full extent permitted by Colorado law, no conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose if: (A) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified in good faith by a vote of the shareholders; or (D) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board. of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

(b)           Indemnification. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

(c)           Limitation on Director’s Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be: construed to deprive any director of any right he may have for contribution from any other director or other person.

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EIGHTH: The name and address of the incorporator is:

Sandra L. Wainer 1801 California Street, Suite 3600 Denver, CO 80202

DATED the 30th day of December, 1997.

Incorporator

Vicki P. Byrne hereby consents to the appointment as the initial registered agent for Thompson Creek Metals Company.

Initial Registered Agent

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ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:  The name of the corporation is Thompson Creek Metals Company;

SECOND:  The following amendment to the Articles of Incorporation was adopted on July 17, 1998, as prescribed by the Colorado Business Corporation Act, in the Manner described below:

No shares have been issued but Directors Elected — Action by Directors.

Article Third (a) and (d) shall be amended in their entirety to read as follows:

THIRD:  The aggregate number of shares of stock which the corporation shal1 have authority to issue is 22,000,000 shares consisting of 20,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock. no par value per share. The board of directors of the corporation is expressly authorized to determine the designations, rates, privileges. restrictions, rights and conditions of the preferred stock, including, without limitation, the dividend rates, conversion rights, preemptive rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any future series of preferred stock, the number of shares constituting such series and the designation thereof, without any vote or action by the corporation’s shareholders. The shares of class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent voting rights are established with respect to the preferred stock or any additional voting group or groups which may hereafter be established in accordance with the Colorado Business Corporation Act. The shares of common stock shall also be entitled to receive the net assets of the corporation upon dissolution.

THIRD:  (d) The affirmative vote of a majority of the corporation’s entire board of directors shall be required to amend or repeal the corporation’s bylaws.

If these amendments are to have a delayed effective date, please list that date: N/A
(Not to exceed ninety (90) days from the date of filing)

Dated: July 17, 1998	By
F. Steven Mooney, Sole Director

Document processing fee

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If document is filed electronically

Fees & forms/coversheets

are subject to change.

To file electronically, access instructions

for this form/cover sheet and other

information or print copies of filed

documents, visit www.sos.state.co.us

and select Business Center.

Paper documents must be typewritten or machine printed.

$150.00 Currently Not Available ABOVE SPACE FOR OFFICE USE ONLY

Statement of Merger

filed pursuant to §7-90-301, et seq. and §7-90-203 Colorado Revised Statutes (C.R.S.)

1. Entity name or true name of each merging entity (other than the surviving entity)	Blue Pearl USA Ltd.
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of Entity	Corporation
Jurisdiction under which the entity was formed	Colorado

ID number (if applicable)	20061354396

Principal office street address:	945 West Kenyon Avenue, Unit B
(Street Name and Number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)
Entity name or true name (other than the surviving entity)
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of Entity

Jurisdiction under which the entity was formed

ID number (if applicable)

Principal office street address:
(Street Name and Number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)
Principal office street address: (if different from above)
(Street Name and Number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)
Entity name or true name (other than the surviving entity)
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of Entity

Jurisdiction under which the entity was formed

ID number (if applicable)

Principal office street address: (if different from above)
(Street Name and Number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

Principal office street address: (if different from above)
(Street Name and Number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

(If there are more than three merging entities, mark this box o and include an attachment stating the entity name, ID member, and the principal office address of each additional merging entity.)

Entity name or true name (other than the surviving entity)	Thompson Creek Metals Company
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of Entity	Corporation

Jurisdiction under which the entity was formed	Colorado

ID number (if applicable)	19981004864

Principal office street address:	945 West Kenyon Avenue, Unit B
(Street Name and Number)

	Englewood	CO	80110
	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)
Principal office street address: (if different from above)
(Street Name and Number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

3.     The merging entities are merged into the surviving entity.

4.     If one or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state, mark this box o and state below the document number of each such filed document.

Document Number

Document Number

(If more than two trademarks, mark this box o and include an attachment stating the additional document numbers.)

5.     Additional information may be included.  If applicable, mark this box o and include an attachment stating the additional information.

6.	(Optional) Delayed effective date:	10/26/2006 9:00am MST
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing. taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Cassity	Wendy	J.
xxx	(Last)	(First)	(Middle)	(Suffix)

McDermott Will & Emery LLP, 340 Madison Avenue
(Street Name and Number)

(City)	(State)	(Postal/Zip Code)

(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to sate the name and address of any additional individuals causing the document to be delivered for filing, mark this box o and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Document processing fee

If document is filed on paper

If document is filed electronically

Fees & forms/covers sheets

are subject to change.

To file electronically, access instructions

for this form/cover sheet and other

information or print copies of filed

documents, visit www.sos.state.co.us

and select Business Center.

Paper documents must be typewritten or machine printed.

$ 125.00 $ 25.00	Colorado Secretary of State Date and Time: 05/14/2007 04:38 PM Id Number: 19981004864 Document number: 20071231266 ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19981004864

1. Entity Name:	THOMPSON CREEK METALS COMPANY
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:	Thompson Creek Metals Company USA

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

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This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Huffman	Dale	E	Mr.
	(Last)	(First)	(Middle)	(Suffix)

945W. Kenyon Avenue
(Street name and number or Post Office information)

	ENGLEWOOD	CO	80110-8135
	(City)	(State)	(Postal/Zip Code)

United States
	(Province - if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user’s attorney.

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